Exhibit 99.3

FORM OF LETTER

FEDERAL-MOGUL CORPORATION

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders of Federal-Mogul Corporation

June 7, 2013

Dear Stockholder:

This letter is being distributed by Federal-Mogul Corporation (“Federal-Mogul”) to all stockholders of record of shares of its common stock, par value $0.01 per share (the “Common Stock”), at 5:00 p.m., Eastern Daylight Time, on June 7, 2013 (the “Record Date”), in connection with a distribution in a “rights offering” of transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock. The Rights and Common Stock are described in the accompanying offering prospectus supplement, dated June 7, 2013 (together with the accompanying base prospectus, the “Prospectus”), covering the Rights and the shares of Common Stock issuable upon their exercise.

In the rights offering, Federal-Mogul is offering an aggregate of 51,124,744 shares of Common Stock, as described in the Prospectus.

The Rights will expire, if not exercised prior to 5:00 p.m., Eastern Daylight Time, on June 27, 2013, unless Federal-Mogul extends the rights offering period (the “Expiration Date”).

As described in the Prospectus, you will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Daylight Time, on the Record Date. Each Right gives the holder thereof the opportunity to purchase 0.51691 shares of Common Stock (the “Basic Subscription Privilege”) at a subscription price of $9.78 per whole share (the “Subscription Price”). As an example, if a holder owned 1,000 shares of Federal-Mogul Common Stock on the Record Date, such holder would receive 1,000 Rights that would entitle the holder to purchase 516 shares of Common Stock (516.91 rounded down to the nearest whole share of Common Stock) at the Subscription Price.

If you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also choose to purchase additional shares of Common Stock that other stockholders do not purchase through the exercise of their Basic Subscription Privilege (such shares, the “Unsubscribed Shares”) through the exercise of an over-subscription privilege (such shares, determined by taking into account the limitation described in the remainder of this paragraph, the “Over-Subscription Privilege”). The Over-Subscription Privilege remains subject to the availability and pro-rata allocation of shares among persons exercising their Over-Subscription Privilege and is limited to the maximum number of shares of Common Stock offered in this rights offering, less the number of shares of Common Stock purchased in the Basic Subscription Privilege. If sufficient shares of Common Stock are available, we will seek to honor each Rights holder’s over-subscription request in full. If over-subscription requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the stockholders exercising the Over-Subscription Privilege in proportion to the number of shares of our Common Stock each of those stockholders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any stockholder receiving a greater number of shares of Common Stock than the stockholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares will be allocated among all other stockholders exercising the Over-Subscription Privilege on the same pro-rata basis described above. The proration process will be repeated until all shares of Common Stock have been allocated.

We have entered into an investment agreement (the “Investment Agreement”) with IEH FM Holdings LLC (“IEH”), which beneficially owns approximately 78% of our Common Stock before giving effect to the rights offering, pursuant to which, and subject to the terms and conditions thereof, IEH has agreed to subscribe for its pro rata share of the rights offering under its Basic Subscription Privilege and indicated its willingness to over-subscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their Over-Subscription Privileges. However, there can be no assurances that IEH will exercise all or any portion of its subscription rights under the Over-Subscription Privilege.

You will be required to submit payment in full for all the shares you wish to purchase with your Basic Subscription Privilege and your Over-Subscription Privilege. Because Federal-Mogul will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you, assuming that no shareholders other than you have purchased any shares of Common Stock pursuant to the Basic Subscription Privilege and Over-Subscription Privilege. Fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share of Common Stock. Computershare Trust Company, N.A. (the “Subscription Agent”) will determine the over-subscription allocation based on the formula described above. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

Federal-Mogul can provide no assurances that you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your Over-Subscription Privilege in full. Federal-Mogul will not be able to satisfy your exercise of the Over-Subscription Privilege if the rights offering is subscribed in full, and Federal-Mogul will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privilege, subject to the limitations set forth above.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you as soon as practicable after the Expiration Date, and your excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege, you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering—The Subscription Rights—Over-subscription Privilege” in the Prospectus.

The Rights are evidenced by a transferable Rights certificate (the “Rights Certificate”) registered in your name and will cease to have any value at the Expiration Date. The Rights are transferable during the course of the rights offering. If you purchase Rights in the open market or otherwise, and the rights offering is not completed, the purchase price paid for such Rights will not be returned to you.

Enclosed are copies of the following documents:

1.	The Prospectus;

2.	A Rights Certificate evidencing the Rights for which you are the holder of record; and

3.	Instructions as to the Use of Federal-Mogul Rights Certificates (including a Notice of Important Tax Information and Guidelines for Request for Taxpayer Identification Number and Certification on IRS Form W-9).

Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Rights Certificate and IRS Form W-9 or W-8, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Rights Certificate and IRS Form W-9 or W-8 with payment of the Subscription Price prior to the Expiration Date. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire. Neither Federal-Mogul nor the Subscription Agent undertakes any responsibility or obligation to contact you concerning an incomplete or incorrect subscription form or payment, nor is Federal-Mogul or the Subscription Agent under any obligation to correct such forms or payment. Federal-Mogul has the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures. You bear the risk of delivery of all documents and payments, and neither Federal-Mogul nor the Subscription Agent have any responsibility for such deliveries.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the Information Agent. The Information Agent’s telephone number is 1-800-901-0068. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

Federal-Mogul Corporation

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